UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2016, the Board of Directors of L-3 Communications Holdings, Inc. (the “Company”) adopted and approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that special meetings can be called by the Secretary upon the written request of one or more stockholders who have “net long beneficial ownership” of at least 20% of the outstanding shares of common stock of the Company and have had such ownership continuously for a minimum period of one-year preceding the date on which such special meeting requests are validly delivered.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(D) Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws of L-3 Communications Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: February 9, 2016